UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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EXCHANGE PLACE ADVISORS TRUST

(Name of Registrant as Specified in Its Charter)

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NORTH SQUARE CORE PLUS BOND FUND

(formerly North Square Trilogy Alternative Return Fund)

A SERIES OF EXCHANGE PLACE ADVISORS TRUST

(formerly North Square Investments Trust)

c/o Ultimus Fund Solutions, LLC

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

December 26, 2024

As a shareholder of the North Square Core Plus Bond Fund (formerly North Square Trilogy Alternative Return Fund) (the “Fund”), a series of Exchange Place Advisors Trust (formerly North Square Investments Trust) (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the termination of the former sub-adviser and the hiring of two new sub-advisers to the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and as a shareholder of the Fund you need not take any action.

Summary of Information Statement

The Information Statement details the replacement of the sub-adviser and related changes to the Fund. At a meeting of the Trust’s Board of Trustees (the “Board”) on March 21-22, 2024, the Board approved, among other items, (i) the termination of the sub-advisory agreement between North Square Investments, LLC (the “Adviser”) and NSI Retail Advisors, LLC with respect to the Fund, (ii) a sub-advisory agreement (the “CSM Sub-Advisory Agreement”) between the Adviser and CSM Advisors, LLC, an affiliate of the Adviser (“CSM”), with respect to the Fund, and (iii) a sub-advisory agreement (the “RCIM Sub-Advisory Agreement”) between the Adviser and Red Cedar Investment Management, LLC (“RCIM”). The CSM Sub-Advisory Agreement and the Red Cedar Sub-Advisory Agreement are collectively referred to as the “Sub-Advisory Agreements.” The Sub-Advisory Agreements went into effect on September 27, 2024, which is when CSM and RCIM became the Fund’s sub-advisers. In connection with the appointment of CSM and RCIM, the Board also approved a change in the Fund’s name to “North Square Core Plus Bond Fund,” along with changes to the Fund’s non-fundamental investment policies, principal investment strategies and principal risks to reflect CSM’s and RCIM’s investment approach for the Fund. The Board also approved a contractual reduction in the Fund’s management fee and the conversion of the Fund’s Class A and Class C shares to Class I shares of the Fund. These changes became effective on September 27, 2024.

The Adviser has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits, among other matters, the Adviser, subject to certain conditions, to enter into a new sub-advisory agreement with an affiliated or non-affiliated sub-adviser (or sub-advisers) or to change the terms of an existing sub-advisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval of the new Sub-Advisory Agreements by the Fund’s shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at www.northsquareinvest.com. The Information Statement will be available on the website until at least April 4, 2025. To view and print the Information Statement, click on the link of the Information Statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at North Square Funds, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, Ohio 45246 or calling 855-551-5521 by December 31, 2025. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to North Square Funds, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, Ohio 45246, calling 855-551-5521 or downloading them from the website at www.northsquareinvest.com.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at North Square Funds, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, Ohio 45246 or call 855-551-5521. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at North Square Funds, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, Ohio 45246 or calling 855-551-5521, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

NORTH SQUARE CORE PLUS BOND FUND

(formerly North Square Trilogy Alternative Return Fund)

A SERIES OF EXCHANGE PLACE ADVISORS TRUST

(formerly North Square Investments Trust

c/o Ultimus Fund Solutions, LLC

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

INFORMATION STATEMENT

NOTICE REGARDING SUB-ADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about December 26, 2024. This Information Statement is being made available to shareholders of North Square Core Plus Bond Fund (formerly North Square Trilogy Alternative Return Fund) (the “Fund”), a series of Exchange Place Advisors Trust (formerly North Square Investments Trust) (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that North Square Investments, LLC (the “Adviser”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits, among other matters, the Adviser, subject to certain conditions, including the approval by the Trust’s Board of Trustees (the “Board”), and without approval by shareholders, to retain or replace an affiliated or non-affiliated sub-adviser (or sub-advisers).

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS ADVISORY AGREEMENT

The Adviser, located at 200 West Madison Street, Suite 2610, Chicago, Illinois 60606, serves as investment adviser to the Fund pursuant to an investment advisory agreement (the “Advisory Agreement”), dated as of May 10, 2019, as amended, and most recently renewed, as amended, by the Board at its meeting held on September 24-25, 2024 (the “September Meeting”).

Under the Advisory Agreement, the Adviser, among other matters, makes recommendations as to the initial and ongoing engagement of a sub-adviser. Factors it considers with respect to the selection and retention of a sub-adviser include, among others: the qualifications of the sub-adviser’s investment personnel, its investment philosophy and process, risk management, its compliance program, and its long-term performance results. The Adviser also monitors the performance of the sub-adviser on an ongoing basis. As compensation for its services, the Adviser receives a management fee from the Fund and, from this management fee, the Adviser pays the sub-adviser a sub-advisory fee. Sub-advisers serve pursuant to separate sub-advisory agreements with the Adviser under which the sub-adviser manages all or a portion of a fund’s investment portfolio, as determined by the Adviser. At a meeting held on March 21-22, 2024 (the “March Meeting”), the Board approved a contractual reduction in the Fund’s management fee, which became effective on September 27, 2024 (the “Effective Date”).

CSM ADVISORS, LLC, RED CEDAR INVESTMENT MANAGEMENT, LLC AND THE SUB-ADVISORY AGREEMENTS

At the March Meeting, the Board, including a majority of the Board members who are not interested persons of the Trust (the “Independent Trustees”) within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), approved, pursuant to the Manager of Managers Order and in accordance with the recommendations of the Adviser, (i) the termination of the sub-advisory agreement between the Adviser and NSI Retail Advisors, LLC (“NSI Retail”) with respect to the Fund; (ii) a sub-advisory agreement (the “CSM Sub-Advisory Agreement”) between the Adviser and CSM Advisors, LLC, an affiliate of, and under common control with, the Adviser (“CSM”), with respect to the Fund, and (iii) a sub-advisory agreement (the “RCIM Sub-Advisory Agreement”) between the Adviser and Red Cedar Investment Management, LLC (“RCIM”), with respect to the Fund. The CSM Sub-Advisory Agreement and the Red Cedar Sub-

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Advisory Agreement are collectively referred to as the “Sub-Advisory Agreements.” CSM and RCIM began serving as the sub-advisers to the Fund on the Effective Date, pursuant to the Sub-Advisory Agreements with the Adviser effective as of the Effective Date. In connection with the appointment of CSM and RCIM, the Board also approved a change in the Fund’s name to “North Square Core Plus Bond Fund,” along with changes to the Fund’s non-fundamental investment policies, principal investment strategies and principal risks to reflect CSM’s and RCIM’s investment approach for the Fund, as set forth in the Fund's prospectus dated September 27, 2024, and the conversion of the Fund’s Class A and Class C shares to Class I shares of the Fund. These changes became effective on the Effective Date.

The Adviser is responsible for establishing the target allocation of the Fund’s assets to each Sub-Adviser and may adjust the target allocations at its discretion. As of the date of the Fund’s prospectus, the anticipated target allocations to each Sub-Adviser were 65% to CSM and 35% to RCIM. The Adviser is responsible for establishing the target allocations of the Fund’s assets to each Sub-Adviser and such allocations may change in the future.

The Sub-Advisory Agreements will remain in effect with respect to the Fund for an initial two-year period. After the initial two-year period, the Sub-Advisory Agreements will continue in effect from year to year only as long as such continuance is specifically approved at least annually by (i) the Board or by the vote of a majority of the outstanding voting shares of the Fund, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to the Sub-Advisory Agreements or interested persons of the Adviser or the Sub-Advisers or the Trust. The Sub-Advisory Agreements may be terminated at any time without the payment of any penalty by the Board or by the vote of a majority of the outstanding voting shares of the Fund, or by the Sub-Advisers or the Adviser, upon 60 days’ written notice to the other party. Additionally, the Sub-Advisory Agreements automatically terminate in the event of their assignment. The Sub-Advisory Agreements provide that the Sub-Advisers shall not be liable for any error of judgment or for any loss suffered by the Trust in connection with the Sub-Advisory Agreements, except for a loss resulting from a breach of fiduciary duty, or for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or from reckless disregard by a Sub-Adviser of its duties under the respective Sub-Advisory Agreement. Other than the effective and renewal dates, and the rate of compensation paid by the Adviser, the terms of the Sub-Advisory Agreements are substantially similar to the prior sub-advisory agreement with NSI Retail.

Management Fees Paid to the Adviser and Sub-Advisory Fees Paid to the Sub-Adviser

Under the Advisory Agreement, the Fund paid the Adviser an annual management fee of 1.25% for average daily net assets up to $150 million, 1.00% of its average daily net assets over $150 million up to $500 million, and 0.85% of its average daily net assets over $500 million, calculated daily and payable monthly, as a percentage of the Fund’s average daily net assets. At the March Meeting, the Board approved a decrease in the management fee paid by the Fund to an annual rate of 0.38% of the Fund’s average daily net assets, as of the Effective Date. In addition, as of the Effective Date, the Adviser has contractually agreed to waive its advisory fee and/or reimburse expenses in order to limit Total Annual Fund Operating Expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, any acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses such as litigation expenses) to 0.58% of the Fund’s average daily net assets attributable to Class I shares. Prior to the Effective Date, the Fund’s contractual expense cap was 1.38%, 1.38% and 1.38% of the Fund’s average daily net assets attributable to Class A, Class C and Class I shares, respectively.

Pursuant to the Sub-Advisory Agreement with NSI Retail, NSI Retail was entitled to receive an annual fee paid solely by the Adviser based on the Fund’s average daily net assets of 0.875% of its average daily net assets up to $150 million, 0.70% of its average daily net assets over $150 million up to $500 million, and 0.595% of its average daily net assets over $500 million. The Sub-Advisory Agreement with NSI Retail was last approved by the Board at a meeting held on December 6-7, 2023.

For the fiscal year ended May 31, 2024, the Fund paid the Adviser advisory fees based on its average daily net assets pursuant to the Advisory Agreement, net of any fee waivers in effect at that time, as follows:

Advisory Fees	As a % of Average Daily Net Assets
$124,359*	0.56%*
*Effective September 27, 2024, the Fund's management fee was contractually reduced from 1.25% to 0.38% of the Fund's average daily net assets. If the current management fee rate had been in effect as of the fiscal year ended May 31, 2024, advisory fees paid by the Fund to the Adviser, if any, would have been substantially less than the amount shown.

For the fiscal year ended May 31, 2024, the Adviser, in turn, paid NSI Retail sub-advisory fees (with waivers in effect at that time) based on the Fund’s average daily net assets pursuant to the prior sub-advisory agreement as follows:

Sub-advisory Fees Paid to NSI Retail	Sub-Advisory Fee as a % of Average Daily Net Assets	Estimated Sub-Advisory Fees That Would Instead Have Been Paid to CSM and RCIM if their Sub-Advisory Agreements Had Been in Effect for the Fiscal Year Ended 5/31/24, in Dollars and as a % of Average Daily Net Assets of the Fund During the Fiscal Year Ended 5/31/24		Difference in the Sub-Advisory Fee During the Fiscal Year Ended 5/31/24 and the Estimated Sub-Advisory Fees, in Dollars and as a % of Sub-Advisory Fees Paid During Fiscal Year Ended 5/31/24
$111,923	0.5045%	$37,855	0.17% (CSM)	$36,213 0.3236%
		$37,855	0.17% (RCIM)
		$75,710	0.34% (Total)

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INFORMATION ABOUT CSM

CSM is located at 2000 Ericsson Drive, Suite 100, Warrendale, Pennsylvania 15086. CSM is an affiliate of, and under common control with, the Adviser and is an institutional fixed income manager focused on the higher quality segments of the fixed income marketplace and an investment adviser registered with the SEC. As of September 30, 2024, CSM managed approximately $8.9 billion in assets.

Effective December 20, 2024, all of NSI Retail’s advisory operations were transferred to CSM as part of an internal restructuring. NSI Retail and CSM are 100% owned indirect subsidiaries of CSM Holdings, LLC. NSI HoldCo, LLC is a control person of CSM Holdings, LLC.

The following table provides information on the principal executive officers and directors of CSM:

Name	Title/Responsibilities	Address
Mark Goodwin	Chairman	200 West Madison Street Suite 2610 Chicago, IL 60606
Mark Gensheimer	President	2000 Ericsson Drive Suite 100 Warrendale, PA 15086 O
Bradley Cox	Chief Financial Officer	200 West Madison Street Suite 2610 Chicago, IL 60606
Alan Molotsky	Chief Legal Officer	200 West Madison Street Suite 2610 Chicago, IL 60606
Ulf Skreppen	Chief Operating Officer and Chief Compliance Officer	2000 Ericsson Drive Suite 100 Warrendale, PA 15086

Other Funds with Similar Investment Objectives Managed by CSM

Fund Name	Assets (millions) as of SEPTEMBER 30, 2024	Subadvisory Fee Rate
North Square McKee Bond Fund	$143.7 million	At an annual rate of 0.12% of the Fund’s average daily net assets.

INFORMATION ABOUT RCIM

RCIM is located at 333 Bridge Street NW, Suite 601, Grand Rapids, MI 49504. RCIM, founded in 2013, is a Michigan limited liability company and a registered investment adviser registered with the SEC. RCIM is 51% employee-owned and 49% owned by the 4100 Group, which is a subsidiary of Delta Dental of Michigan and Ohio. As of September 30, 2024, RCIM managed approximately $1.9 billion in assets.

The following table provides information on the principal executive officers and directors of RCIM:

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Name	Title/Responsibilities	Address
John Cassady	Chief Executive Officer / Chief Investment Officer	333 Bridge Street NW Suite 601 Grand Rapids, MI 49504
Patricia Younker	Chief Operating Officer	333 Bridge Street NW Suite 601 Grand Rapids, MI 49504
David Withrow	Manager & Director of Portfolio Management	333 Bridge Street NW Suite 601 Grand Rapids, MI 49504
David Feldhaus	Manager, Director of Sales & Marketing	333 Bridge Street NW Suite 601 Grand Rapids, MI 49504
Dennis Mason	Chief Compliance Officer	c/o Key Bridge Compliance LLC 36 Pike Street Covington, KY 41011

Other Funds with Similar Investment Objectives Managed by RCIM

Fund Name	Assets (millions) as of SEPTEMBER 30, 2024	Subadvisory Fee Rate
North Square Preferred and Income Securities Fund	$224.7 million	At an annual rate of 0.375% of the Fund’s average daily net assets.
North Square Strategic Income Fund	$203.2 million	At an annual rate of 0.35% of the Fund’s average daily net assets.

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of either CSM or RCIM. In addition, since the beginning of the Trust’s most recently completed fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which the Sub-Advisers or any other person directly or indirectly controlling, controlled by, or under common control with either Sub-Adviser, was or is to be a party. Since the beginning of the Trust’s most recently completed fiscal year, none of the Trustees purchased or sold securities of either Sub-Adviser or any other person directly or indirectly controlling, controlled by, or under common control with each such Sub-Adviser.

Board Consideration and Approval of the Subadvisory AgreementS

Section 15(c) of the 1940 Act requires that each mutual fund’s board of trustees, including a majority of the Independent Trustees, initially approve, and annually review and consider the continuation of, the fund’s investment advisory and sub-advisory agreements. At the March Meeting (the “Meeting”), the Board, including separately the Independent Trustees, unanimously voted to approve with respect to the Fund (i) the CSM Sub-Advisory Agreement between the Adviser and CSM; and (ii) the Red Cedar Sub-Advisory Agreement between the Adviser and RCIM. CSM and RCIM are collectively referred to as the “Sub-Advisers.” The CSM Sub-Advisory Agreement and the Red Cedar Sub-Advisory Agreement are collectively referred to as the “Agreements.” The Board, including separately the Independent Trustees, also approved an amendment to the Investment Advisory Agreement between the Trust and the Adviser with respect to the Fund in connection with the approval of the new Agreements, pursuant to which the advisory fee for the Fund would be reduced.

In connection with its consideration of the Agreements, the Board requested and reviewed responses from the Sub-Advisers to the Section 15(c) requests posed to the Sub-Advisers on behalf of the Independent Trustees by Independent Trustee Counsel and supporting materials relating to those questions and responses, as well as other information and data provided. In this connection, the Board reviewed and discussed various information and data that had been provided prior to the Meeting, including the Agreements, each Sub-Adviser’s Form ADV Part 1A, brochures and brochure supplements, profitability information, proposed advisory and sub-advisory fees and expense ratios, and other pertinent information. The Board also took into account information provided to it at Board meetings held on March 29-30, 2023, June 21-22, 2023, September 12-13, 2023 and December 6-7, 2023. In addition, the Board considered such additional information as it deemed reasonably necessary, including information and data provided by the Adviser and Sub-Advisers during the course of the year, to evaluate the

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Agreements, as applicable, with respect to the Fund, including information provided in connection with the consideration of advisory agreements and sub-advisory agreements for other funds in the Trust. The Board reviewed and discussed the Sub-Advisers’ Section 15(c) responses and discussed various questions and information with representatives of the Adviser and Sub-Advisers at the Meeting. The Board also considered the materials and presentations by Trust officers and representatives of the Adviser and Sub-Advisers provided at the Meeting and at prior meetings in connection with the Agreements. Throughout the process, including at the Meeting, the Board had numerous opportunities to ask questions of, and request additional materials from, the Adviser and Sub-Advisers. The Board met in executive sessions at which no representatives of management were present to consider the Agreements and the Independent Trustees were also advised by, and met separately, in executive sessions with Independent Trustee Counsel. The Board noted that the information received and considered by the Board was both written and oral. Based on its evaluation of this information, the Board, including the Independent Trustees, unanimously approved the CSM Sub-Advisory Agreement and Red Cedar Sub-Advisory Agreement for the Fund each for an initial two-year period.

In determining whether to approve the Agreements, the members of the Board reviewed and evaluated information and factors they believed to be relevant and appropriate in the exercise of their reasonable business judgment. While individual members of the Board may have weighed certain factors differently, the Board’s determination to approve each of the Agreements at the Meeting was based on a comprehensive consideration of all information provided to the Board with respect to the approval of the Agreements. As noted, the Board was also furnished with an analysis of its fiduciary obligations in connection with its evaluation of the Agreements and, throughout the evaluation process, the Board was assisted by Fund Counsel and Independent Trustee Counsel who each provided and reviewed a legal memorandum to the Board detailing the Board’s duties and responsibilities in connection with the consideration of the approval of the Agreements. A more detailed summary of important, but not necessarily all, factors the Board considered with respect to its approval of the Agreements is provided below. The Board also considered other factors, including conditions and trends prevailing generally in the economy, the securities markets, and the industry. The Board’s conclusions may be based in part on its consideration of the advisory arrangements in prior years and on the Board’s ongoing regular review of Fund performance and operations throughout the year.

Nature, Extent and Quality of Services

The Board considered information regarding the nature, extent and quality of services proposed to be provided to the Fund by the Sub-Advisers. The Board considered, among other things, the terms of the Agreements and the range of services proposed to be performed by the Sub-Advisers. The Board considered each Sub-Adviser’s reputation, organizational structure, and resources and overall financial strength (including economic and other support provided by affiliates of the Adviser, as applicable).

The Board considered each Sub-Adviser’s professional personnel who would provide services to the Fund, including the ability and experience in attracting and retaining qualified personnel to service the Fund. In addition, the Board considered the compliance program and compliance record of the Sub-Advisers. The Board noted the Sub-Advisers’ support of the Fund’s compliance control structure, including the resources that would be devoted by the Sub-Advisers in support of the Fund’s obligations pursuant to Rule 38a-1 under the 1940 Act and the efforts of the Sub-Advisers to address cybersecurity risks and business continuity planning.

The Board considered the Adviser’s responsibilities, including, but not limited to, monitoring and evaluating the performance of the Sub-Advisers, monitoring the Sub-Advisers for adherence to the stated investment objective, strategies, policies and restrictions of the Fund, and supervising the Sub-Advisers with respect to the services that the Sub-Advisers would provide under the Agreements. In this regard, the Board evaluated information about the nature and extent of responsibilities retained and risks assumed by the Adviser and not delegated to or assumed by the Sub-Advisers. The Board also considered the process used by the Adviser, consistent with the “manager-of-managers” structure, to identify and recommend sub-advisers, and its ability to monitor and oversee sub-advisers and recommend replacement sub-advisers, when necessary, and provide other services under the Investment Advisory Agreement.

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The Board also considered, among other things, the quality of each Sub-Adviser’s investment personnel, its investment philosophies and processes, its investment research capabilities and resources, its performance record, its experience, its trade execution capabilities and its approach to managing risk. The Board considered the experience of the Fund’s anticipated portfolio managers, the number of accounts managed by the portfolio managers, and the Sub-Advisers’ method for compensating the portfolio managers. Moreover, the Board considered that the Adviser has oversight responsibility for conflicts of interest relating to the Fund.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services to be provided by the Sub-Advisers, taken as a whole, are appropriate and consistent with the terms of the Agreements. In addition, the Board concluded that the Fund was likely to benefit from services to be provided under the Agreements.

Fund Performance

The Board observed the Sub-Advisers’ relevant performance results versus separately managed advisory accounts over different time periods that have similar objectives to the applicable sleeve of the Fund for which the Sub-Adviser will provide portfolio management services. The Board also took into account its familiarity with respect to the performance of each of the Sub-Advisers with respect to other funds in the Trust.

Based on these considerations, the Board concluded that it was satisfied that each Sub-Adviser would have the capability of providing satisfactory investment performance for the Fund.

Advisory and Sub-Advisory Fees and Expenses

The Board reviewed and considered the proposed level of advisory fees and sub-advisory fees under the proposed Agreements, noting that the reduction in advisory fees payable to the Adviser. The Board also noted that the proposed sub-advisory fees payable to the Sub-Advisers would be paid by the Adviser and would not impact the fees paid by the Fund. The Board also considered that the sub-advisory fees to be paid to the Sub-Advisers had been negotiated by the Adviser on an arm’s length basis.

The Board reviewed comparative fee information provided by Broadridge Financial Solutions, Inc., based on data produced by Morningstar Inc., an independent provider of investment company data (the “Broadridge Report”), comparing the Fund’s proposed advisory fee rate (which includes the sub-advisory fee to be paid to the Sub-Advisers) and estimated total expense ratio relative to a group of its peer funds and anticipated Morningstar category. While the Board recognized that comparisons between the Fund and its peer funds may be imprecise and non-determinative, the comparative information provided in the Broadridge Report was helpful to the Board in evaluating the reasonableness of the Fund’s proposed advisory fee rate and estimated total expense ratio. The Board took into account management’s discussion of the new advisory fee structure with respect to the Fund and also noted that there would be two Sub-Advisers and also took into account the investment strategy with respect to the Fund. The Board also noted that NSI would continue its fee waiver and expense reimbursement arrangement with respect to the Fund and would be increasing the Fund’s overall total expense limitation.

The Board also received and considered information about the nature and extent of services offered and fee rates charged by each Sub-Adviser to other types of clients with investment strategies similar to those of the Fund, as applicable. In this regard, the Board received information about the significantly greater scope of services, and compliance, reporting and other legal burdens and risks of managing proprietary mutual funds compared with those associated with managing assets of other types of clients, including non-mutual fund clients such as institutional separate accounts.

Based on its consideration of the factors and information it deemed relevant, including those described here, the Board concluded that the compensation payable to the Sub-Advisers under the proposed Agreements was reasonable.

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Profitability

Among other information, the Board received information relating to the operations and expected profitability to the Sub-Advisers from providing services to the Fund. The Board considered representations from the Adviser and the Sub-Advisers that the sub-advisory fee rates to be paid to the Sub-Advisers had been negotiated on an arm’s length basis, and that the sub-advisory fees are paid by the Adviser and not the Fund. Accordingly, the Board concluded that the profitability of the Sub-Advisers is a less relevant factor with respect to the Board’s consideration of the proposed Agreements. The Board also reviewed and considered that CSM is an affiliated sub-adviser.

Based on its review, the Board did not deem any expected profits reported by the Adviser or the Sub-Advisers or their respective affiliates from services being provided by each to the Fund to be at a level that would prevent it from approving the Agreements.

Economies of Scale

The Board recognized that, because the Sub-Advisers’ fees would be paid by the Adviser and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board’s consideration of the Fund’s Investment Advisory Agreement.

“Fall-Out” Benefits

The Board considered the potential benefits, other than sub-advisory fees, that Sub-Advisers and their affiliates may receive because of their relationships with the Fund, including the benefits of research services that may be available to the Sub-Advisers as a result of securities transactions effected for the Fund and other investment advisory clients, as well as other benefits from increases in assets under management.

Based on its consideration of the factors and information it deemed relevant, including those described here, the Board did not find that any ancillary benefits that may be received by the Sub-Advisers and their affiliates are unreasonable.

Conclusion

At the Meeting, after considering the above-described material factors and based on its deliberations and its evaluation of the information described above, and assisted by the advice of both Fund Counsel and Independent Trustee Counsel, the Board, including the Independent Trustees acting separately, concluded that approval of the CSM Sub-Advisory Agreement and Red Cedar Sub-Advisory Agreement with respect to the Fund each for an initial two-year term was in the best interest of the Fund and its shareholders.

ADDITIONAL INFORMATION ABOUT THE FUND

Fund Administrator, Transfer Agent and Fund Accountant

Ultimus Fund Solutions, LLC, located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, serves as the administrator, transfer agent and fund accountant of the Fund.

Principal Underwriter

Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101, serves as the principal underwriter and distributor of the Fund.

Brokerage Commissions

For the fiscal year ended May 31, 2024, the Fund paid $3,487 in brokerage commissions. No brokerage commissions were paid to any affiliated brokers. For the fiscal year ended May 31, 2024, the Fund did not pay any commissions on brokerage transactions directed to brokers pursuant to an agreement or understanding whereby the broker provides research or other brokerage services to the Adviser or a Sub-Adviser.

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FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report, including financial statements, are available upon request, without charge, by contacting your financial intermediary, writing to North Square Funds, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, Ohio 45246 or calling 855-551-5521. Copies are also available on the website www.northsquareinvest.com.

SHARE OWNERSHIP

As of December 6, 2024, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.

As of December 6, 2024, the shareholders below owned beneficially or of record 5% of more of the Class I shares of the Fund. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.

Name and Address	% Ownership	Type of Ownership
North Square Core Plus Bond Fund Class I
National Financial Services LLC For the Exclusive Benefit of Our Customers Attn: Mutual Funds Dept 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	60.92%	Record
Band & Co. c/o U.S. Bank, N.A. 1555 N. RiverCenter Drive Suite 302 Milwaukee, WI 53212-3958	19.95%	Record
Wells Fargo Clearing Services LLC Special Custody Account For the Exclusive Benefit of Customers 2801 Market Street Saint Louis, MO 63103-2523	8.43%	Record

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders.  If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at North Square Funds, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, Ohio 45246 or calling 855-551-5521.  If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of

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this information statement.  If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at North Square Funds, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, Ohio 45246 or calling 855-551-5521, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

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